Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES RECORD SECOND QUARTER AND FIRST HALF 2012 RESULTS

Toronto, August 9, 2012 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the quarter ended June 30, 2012. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

For the second quarter of 2012, the Company reported earnings of $8.1 million or $0.12 per diluted common share, as compared to earnings of $4.4 million or $0.07 per diluted common share for the quarter ended July 2, 2011, an 85% increase in earnings over the second quarter of last year. Excluding discontinued operations, earnings for the second quarter of 2012 were $7.6 million or $0.11 per diluted common share versus $5.6 million or $0.08 per diluted common share in the prior year. These earnings are a second quarter record for the Company after excluding one-time items in certain prior years. Included in earnings for the second quarter were approximately $1.7 million in pre-tax severance, acquisition and start-up costs ($1.1 million after tax), offset by a $0.7 million after tax gain on the sale of Purity Life Natural Health Products and approximately $0.7 million in tax adjustments that lowered the Company’s effective tax rate. Prior year earnings from continuing operations included pre-tax gains on the sale of assets of $3.0 million and a favorable adjustment of a legal claim of $0.5 million.

For the second quarter of 2012, the Company reported quarterly revenues of $282.3 million versus revenues of $275.2 million for the quarter ended July 2, 2011, a year over year increase of 2.6%. Excluding the impact of changes including foreign exchange rates, commodity-related pricing, acquisitions and rationalized product lines, revenues increased approximately 5% on a consolidated basis. The increase in consolidated revenues in the second quarter was driven by strong growth in integrated packaged food product categories within SunOpta Foods and the steel products segment within Opta Minerals Inc. These increases were somewhat offset by the effect of lower commodity grain sales, albeit at improved margins, and decreased volumes in the Company’s European organic ingredients operation.

Operating income1 for the second quarter of 2012 increased to $14.3 million or 5.1% of revenues versus $9.8 million or 3.6% of revenues in the prior year, a year over year increase of 46.7%. This increase was primarily led by a significant improvement in operating income in the Grains and Foods Group versus the prior year.

For the quarter ended June 30, 2012, the Company realized EBITDA1 of $19.4 million as compared to $14.2 million for the quarter ended July 2, 2011, a year over year increase of 36.6%.

For the two quarters ended June 30, 2012, the Company reported earnings of $14.0 million or $0.21 per diluted common share, as compared to earnings of $9.5 million or $0.14 per diluted common share for the two quarters ended July 2, 2011, a 48% increase in earnings compared to last year. Excluding discontinued operations, earnings for the two quarters ended June 30, 2012 were $13.0 million or $0.19 per diluted common share versus $11.1 million or $0.17 per diluted common share in the prior year. These earnings are a first half record for the Company after excluding one-time items in certain prior years. Included in earnings for the two quarters ended June 30, 2012 were approximately $2.2 million in pre-tax severance, acquisition and start-up costs ($1.4 million after tax), offset by a $0.7 million after tax gain on the sale of Purity Life Natural Health Products and approximately $0.7 million in tax adjustments that lowered the Company’s effective tax rate. Prior year earnings from continuing operations included pre-tax gains on the sale of assets of $3.0 million and favorable settlement of a legal claim of $0.5 million.

For the two quarters ended June 30, 2012, the Company reported revenues of $541.6 million versus revenues of $520.5 million for the two quarters ended July 2, 2011, a year over year increase of 4.1%. Excluding the impact of changes including foreign exchange rates, commodity-related pricing, acquisitions and rationalized product lines, revenues increased approximately 6% on a consolidated basis. The increase in consolidated revenues in the first two quarters of 2012 was driven by strong growth in integrated packaged food product categories within SunOpta Foods and the steel products segment within Opta Minerals Inc. These increases were somewhat offset by the effect of lower commodity grain sales, albeit at improved margins, and decreased volumes in the Company’s European organic ingredients operation.

Operating income1 for the two quarters ended June 30, 2012 increased to $27.1 million or 5.0% of revenues versus $21.5 million or 4.1% of revenues in the prior year, a year over year increase of 26.1%. This increase was primarily led by improved operating income in the Grains and Foods Group versus the prior year.

For the two quarters ended June 30, 2012, the Company realized EBITDA1 of $36.9 million as compared to $30.4 million for the two quarters ended July 2, 2011.

At June 30, 2012, the Company’s balance sheet reflects a current ratio of 1.47 to 1.00, and a total debt to equity ratio of 0.51 to 1.00. At June 30, 2012 the Company has total debt outstanding of $159.1 million, total assets of $643.5 million and a net book value of $4.75 per outstanding share. During the quarter the Company generated cash from operating activities of $28.8 million versus $20.5 million in the prior year, indicative of improved earnings and improved cash provided by working capital.

Steve Bromley, Chief Executive Officer of SunOpta commented, “We are very pleased with our second quarter and first half results as they reflect continued momentum in our core natural and organic foods business, plus the positive impact of operational improvements which we have continued to implement. During the quarter we realized strong cash flows, and subsequent to quarter end announced the amendment and expansion of our syndicated credit facilities that support our core food platform in North America. These new facilities will provide additional flexibility in support of our internal growth initiatives as well as potential acquisitions. We remain confident in our focus on natural and organic foods and our strategy to improve operating margins and return on assets, and are encouraged by our progress.”

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Friday August 10th, 2012 to discuss the results for the second quarter of 2012 and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between August 10th and 17th with the toll free dial-in number 1–855-859-2056 or 404-537-3406 followed by pass code: 90040467#.

1See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The company has two non-core holdings, a 66.2% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our continued momentum in our core natural and organic foods business, the positive impact of operational improvements, additional flexibility provided by our new credit facilities and our strategy to improve operating margins and return on assets. The terms and phrases “continued”, “improve”, “will provide”, “remain confident” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, President & CEO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	June 30, 2012	July 2, 2011	Change
	$	$	%
Revenues	282,308	275,188	2.6%

Cost of goods sold	245,220	243,209	0.8%

Gross profit	37,088	31,979	16.0%

Selling, general and administrative expenses	22,086	21,163	4.4%
Intangible asset amortization	1,235	1,017	21.4%
Other expense (income), net	1,378	(3,256)	142.3%
Foreign exchange loss (gain)	(581)	19	n/a

Earnings from continuing operations before the following	12,970	13,036	-0.5%

Interest expense, net	2,558	2,520	1.5%

Earnings from continuing operations before income taxes	10,412	10,516	-1.0%

Provision for income taxes	2,769	4,170	-33.6%

Earnings from continuing operations	7,643	6,346	20.4%

Discontinued operations
Gain (loss) earnings from discontinued operations, net of taxes	214	(1,233)	n/a
Gain on sale of discontinued operations, net of taxes	676	-	n/a

Earnings (loss) from discontinued operations, net of taxes	890	(1,233)	172.2%

Earnings	8,533	5,113	66.9%

Earnings attributable to non-controlling interests	388	712	-45.5%

Earnings attributable to SunOpta Inc.	8,145	4,401	85.1%

Earnings (loss) per share - basic
-from continuing operations	0.11	0.09
-from discontinued operations	0.01	(0.02)
	0.12	0.07
Earnings (loss) per share – diluted
-from continuing operations	0.11	0.08
-from discontinued operations	0.01	(0.02)
	0.12	0.07

SunOpta Inc.
Consolidated Statements of Operations
For the two quarters ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters ended	Two quarters ended
	June 30, 2012	July 2, 2011	Change
	$	$	%
Revenues	541,636	520,538	4.1%

Cost of goods sold	470,062	455,926	3.1%

Gross profit	71,574	64,612	10.8%

Selling, general and administrative expenses	42,516	40,906	3.9%
Intangible asset amortization	2,428	2,033	19.4%
Other expense (income), net	1,742	(2,894)	160.2%
Foreign exchange loss (gain)	(499)	154	-424.0%

Earnings from continuing operations before the following	25,387	24,413	4.0%

Interest expense, net	5,141	4,504	14.1%

Earnings from continuing operations before income taxes	20,246	19,909	1.7%

Provision for income taxes	6,355	7,423	-14.4%

Earnings from continuing operations	13,891	12,486	11.3%

Discontinued operations
Gain (loss) from discontinued operations, net of taxes	405	(1,625)	n/a
Gain on sale of discontinued operations, net of taxes	676	-	n/a

Earnings (loss) from discontinued operations, net of income taxes	1,081	(1,625)	172.2%

Earnings	14,972	10,861	37.9%

Earnings attributable to non-controlling interests	935	1,379	-32.2%

Earnings attributable to SunOpta Inc.	14,037	9,482	48.0%

Earnings (loss) per share – basic
-from continuing operations	0.20	0.17
-from discontinued operations	0.02	(0.02)
	0.21	0.14
Earnings (loss) per share – diluted
-from continuing operations	0.19	0.17
-from discontinued operations	0.02	(0.02)
	0.21	0.14

SunOpta Inc.
Consolidated Balance Sheets
As at June 30, 2012 and December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	June 30, 2012	December 31, 2011
	$	$

ASSETS

Current assets
Cash and cash equivalents	3,247	2,378
Accounts receivable	107,080	88,898
Inventories	222,712	228,455
Prepaid expenses and other current assets	18,654	21,378
Current income taxes recoverable	1,083	1,503
Deferred income taxes	4,779	4,773
Current assets held for sale	-	17,923
	357,555	365,308

Investments	33,845	33,845
Property, plant and equipment	128,256	120,584
Goodwill	56,642	49,387
Intangible assets	54,255	48,035
Deferred income taxes	11,631	11,751
Other assets	1,328	1,854
Non-current assets held for sale	-	739

	643,512	631,503

LIABILITIES

Current liabilities
Bank indebtedness	97,826	109,718
Accounts payable and accrued liabilities	107,555	114,308
Customer and other deposits	4,581	843
Income taxes payable	1,412	1,229
Other current liabilities	3,504	1,419
Current portion of long-term debt	27,406	35,198
Current portion of long-term liabilities	621	995
Current liabilities held for sale	-	5,920
	242,905	269,630

Long-term debt	33,905	17,066
Long-term liabilities	6,712	5,586
Deferred income taxes	30,676	24,273
	314,198	316,555

EQUITY
SunOpta Inc. shareholders’ equity
Capital Stock	182,604	182,108
65,832,112 common shares (December 31, 2011 - 65,796,398)
Additional paid in capital	15,489	14,134
Retained earnings	114,545	100,508
Accumulated other comprehensive income	196	2,382
	312,834	299,132
Non-controlling interest	16,480	15,816
Total equity	329,314	314,948

	643,512	631,503

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	June 30, 2012	July 2, 2011
	$	$

Cash provided by (used in)
Operating activities
Earnings	8,533	5,113
Earnings (loss) from discontinued operations	890	(1,233)
Earnings from continuing operations	7,643	6,346
Items not affecting cash
Depreciation and amortization	5,018	4,439
Unrealized loss (gain) on foreign exchange	(195)	246
Deferred income taxes	1,630	3,216
Stock-based compensation	740	552
Gain on sale of property, plant and equipment	-	(3,824)
Unrealized loss (gain) on derivative instruments	1,215	(233)
Other	368	322
Changes in non-cash working capital	12,547	9,720
Net cash flows from operations - continuing operations	28,966	20,784
Net cash flows from operations - discontinued operations	(168)	(303)
	28,798	20,481
Investing activities
Purchases of property, plant and equipment, net	(6,995)	(5,297)
Proceeds on sale of property, plant and equipment	-	2,773
Payment of contingent consideration	(327)	-
Purchases of intangible assets	-	(8)
Other	(129)	(441)
Net cash flows from investing activities - continuing operations	(7,451)	(2,973)
Net cash flows from investing activities - discontinued operations	12,147	(16)
	4,696	(2,989)
Financing activities
Decrease in line of credit facilities	(29,534)	(14,124)
Borrowings under long-term debt	285	-
Proceeds from the issuance of common shares	266	534
Repayment of long-term debt	(3,793)	(4,722)
Financing costs	(1,084)	(161)
Other	(26)	793
Net cash flows from financing activities - continuing operations	(33,886)	(17,680)
Foreign exchange gain on cash held in a foreign currency	(90)	41
Decrease in cash and cash equivalents during the period	(482)	(147)
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	212
Less: Balance included at end of period	-	(212)
Cash and cash equivalents - beginning of the period	3,729	5,508
Cash and cash equivalents - end of the period	3,247	5,361

SunOpta Inc.
Consolidated Statements of Cash Flows
For the two quarters ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters ended	Two quarters ended
	June 30, 2012	July 2, 2011
	$	$

Cash provided by (used in)
Operating activities
Earnings	14,972	10,861
Earnings (loss) from discontinued operations	1,081	(1,625)
Earnings from continuing operations	13,891	12,486
Items not affecting cash
Depreciation and amortization	9,791	8,857
Unrealized loss (gain) on foreign exchange	(93)	969
Deferred income taxes	3,716	4,721
Stock-based compensation	1,328	981
Gain on sale of property, plant and equipment	-	(3,824)
Unrealized loss (gain) on derivative instruments	1,897	(3,918)
Other	709	(66)
Changes in non-cash working capital, net of business acquired	(9,383)	(32,893)
Net cash flows from operations - continuing operations	21,856	(12,687)
Net cash flows from operations - discontinued operations	(316)	(735)
	21,540	(13,422)
Investing activities
Acquisition of business	(17,530)	-
Purchases of property, plant and equipment	(11,914)	(9,174)
Proceeds on sale of property, plant and equipment	-	2,773
Payment of contingent consideration	(327)	-
Purchases of intangible assets	(25)	(67)
Other	(206)	(441)
Net cash from investing activities - continuing operations	(30,002)	(6,909)
Net cash flows from investing activities - discontinued operations	12,134	(70)
	(17,868)	(6,979)
Financing activities
Increase (decrease) in line of credit facilities	(10,526)	28,427
Borrowings under long-term debt	19,373	37
Proceeds from the issuance of common shares	423	747
Repayment of long-term debt	(10,823)	(6,726)
Financing costs	(1,175)	(186)
Other	(29)	821
Net cash from financing activities - continuing operations	(2,757)	23,120

Foreign exchange gain on cash held in a foreign currency	(46)	211

Increase in cash and cash equivalents during the period	869	2,930
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	308
Less: Balance included at end of period	-	(212)
Cash and cash equivalents - beginning of the period	2,378	2,335
Cash and cash equivalents - end of the period	3,247	5,361

SunOpta Inc.
Segmented Information
For the quarter ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

Quarter ended June 30, 2012
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from external customers	251,094	31,214	-	282,308

Segment Operating Income (Loss)	14,035	1,817	(1,504)	14,348

SunOpta Foods has the following segmented reporting:

Quarter ended June 30, 2012
	Grains and Foods $	Ingredients $	Consumer Products $	International Foods $	SunOpta Foods $
Total revenues from external customers	136,004	20,486	49,091	45,513	251,094

Segment Operating Income (Loss)	10,496	839	170	2,530	14,035

Quarter ended July 2, 2011
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from external customers	250,401	24,787	-	275,188

Segment Operating Income (Loss)	9,848	2,159	(2,227)	9,780

SunOpta Foods has the following segmented reporting:

Quarter ended July 2, 2011
	Grains and Foods $	Ingredients $	Consumer Products $	International Foods $	SunOpta Foods $
Total revenues from external customers	125,108	23,700	47,747	53,846	250,401

Segment Operating Income (Loss)	5,280	1,661	122	2,785	9,848

(Operating Income (Loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net”)

SunOpta Inc.
Segmented Information
For the two quarters ended June 30, 2012 and July 2, 2011
Unaudited
(Expressed in thousands of U.S. dollars)

Two quarters ended June 30, 2012
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from external customers	482,090	59,546	-	541,636

Segment Operating Income (Loss)	25,588	4,898	(3,357)	27,129

SunOpta Foods has the following segmented reporting:

Two quarters ended June 30, 2012
	Grains and Foods $	Ingredients $	Consumer Products $	International Foods $	SunOpta Foods $
Total revenues from external customers	257,179	42,135	94,243	88,533	482,090

Segment Operating Income (Loss)	18,882	2,068	(5)	4,643	25,588

Two quarters ended July 2, 2011
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from external customers	474,145	46,393	-	520,538

Segment Operating Income (Loss)	21,272	4,610	(4,363)	21,519

SunOpta Foods has the following segmented reporting:

Two quarters ended July 2, 2011
	Grains and Foods $	Ingredients $	Consumer Products $	International Foods $	SunOpta Foods $
Total revenues from external customers	240,375	49,636	83,691	100,443	474,145

Segment Operating Income (Loss)	11,568	4,627	(356)	5,433	21,272

(Operating Income (Loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net”)

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating Income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	June 30, 2012	July 2, 2011
	$	$

Earnings from continuing operations	7,643	6,346

Provision for income taxes	2,769	4,170
Interest expense, net	2,558	2,520
Other expense (income), net	1,378	(3,256)
Operating income	14,348	9,780
Depreciation and amortization	5,018	4,439
Earnings before interest, taxes, depreciation and amortization (EBITDA)	19,366	14,219

	Two quarters ended	Two quarters ended
	June 30, 2012	July 2, 2011
	$	$

Earnings from continuing operations	13,891	12,486

Provision for income taxes	6,355	7,423
Interest expense, net	5,141	4,504
Other expense (income), net	1,742	(2,894)
Operating income	27,129	21,519
Depreciation and amortization	9,791	8,857
Earnings before interest, taxes, depreciation and amortization (EBITDA)	36,920	30,376